Exhibit 99.1

For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: David Mordy Phone 713.207.6500

For Immediate Release

CenterPoint Energy reports full year 2016 earnings

of $1.00 per diluted share; $1.16 per diluted share on a guidance basis

•	Company reiterates 2017 EPS guidance of $1.25 - $1.33. Earnings growth driven by

•	Utility rate relief and continued customer growth,

•	Increased contribution from CenterPoint Energy Services, partially attributable to recent acquisitions, and

•	Increased earnings per Enable Midstream Partners’ forecast, as provided on Enable’s fourth quarter 2016 earnings call,

•	Company targets upper end of 4-6% earnings growth range for 2018

Houston, TX – Feb. 28, 2017 - CenterPoint Energy, Inc. (NYSE: CNP) today reported full-year 2016 net income of $432 million, or $1.00 per diluted share, compared to a net loss of $692 million, or a loss of $1.61 per diluted share in 2015. This loss included pre-tax impairment charges taken during 2015 totaling $1,846 million, related to midstream investments.

On a guidance basis, full-year 2016 earnings were $1.16 per diluted share, consisting of $0.88 from utility operations and $0.28 from midstream investments. Full-year 2015 earnings on a guidance basis were $1.10 per diluted share, consisting of $0.79 from utility operations and $0.31 from midstream investments.

Fourth quarter 2016 earnings were $0.23 per diluted share, compared to a net loss of $1.18 per diluted share for the fourth quarter of 2015. This loss included pre-tax impairment charges totaling $984 million related to midstream investments. On a guidance basis, fourth quarter 2016 earnings were $0.26 per diluted share, compared to fourth quarter 2015 earnings of $0.27 per diluted share.

“I am very pleased with our performance in 2016. We had solid results and delivered more than 5 percent year-over-year EPS growth on a guidance basis,” said Scott M. Prochazka, president and chief executive officer of CenterPoint Energy. “We continue to see notably strong customer growth across our service territory, including more than 2 percent customer growth in and around the Houston area.”

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Business Segments

Electric Transmission & Distribution

The electric transmission & distribution segment reported full-year 2016 operating income of $628 million, consisting of $537 million from the regulated electric transmission & distribution utility operations (TDU) and $91 million related to securitization bonds. Operating income for the same period of 2015 was $607 million, consisting of $502 million from the TDU and $105 million related to securitization bonds.

Full-year 2016 operating income for the TDU benefited from rate relief, customer growth with the addition of over 54,000 customers, as well as higher equity return, primarily due to true-up proceeds. These increases were partially offset by higher depreciation, higher O&M expenses and lower right of way revenues.

Natural Gas Distribution

The natural gas distribution segment reported full-year 2016 operating income of $303 million compared with $273 million in 2015.

Full-year 2016 operating income for natural gas distribution improved as a result of rate relief, lower bad debt expense and customer growth with the addition of more than 35,000 customers. This improvement was partially offset by increased depreciation and amortization, increased labor and benefits expenses and increased contract services expenses.

Energy Services

The energy services segment reported full-year 2016 operating income of $20 million, which included a mark-to-market loss of $21 million, compared with $42 million in 2015, which included a mark-to-market gain of $4 million. Excluding mark-to-market adjustments, operating income was $41 million in 2016 and $38 million in 2015.

Midstream Investments

The midstream investments segment reported full-year 2016 equity income of $208 million, compared to a loss of $1,633 million in 2015, which included the impairment charges noted above. The impairments in 2015 were partially offset by full-year earnings of $213 million.

Earnings Outlook

CenterPoint Energy expects earnings on a guidance basis for 2017 in the range of $1.25 - $1.33 per diluted share. This guidance includes anticipated utility operations earnings of $0.93 - $0.97 per diluted share and anticipated midstream investment earnings of $0.31 - $0.37 per diluted share.

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The utility operations guidance range considers performance to date and certain significant variables that may impact earnings, such as weather, regulatory and judicial proceedings, throughput, commodity prices, effective tax rates, and financing activities.

In providing this guidance, the company uses a non-GAAP measure of adjusted diluted earnings per share that does not consider other potential impacts, such as changes in accounting standards or unusual items, earnings or losses from the change in the value of the ZENS securities and the related stocks, or the timing effects of mark-to-market accounting in the company’s Energy Services business.

In providing guidance for midstream investments, the company assumes a 54.1 percent limited partner ownership interest in Enable Midstream and includes the amortization of CenterPoint Energy’s basis differential in Enable Midstream. CenterPoint Energy’s guidance takes into account such factors as Enable Midstream’s most recent public outlook for 2017 dated Feb. 21, 2017, and effective tax rates. The company does not include other potential impacts such as any changes in accounting standards or Enable Midstream’s unusual items.

CenterPoint Energy, Inc. and Subsidiaries Reconciliation of Net Income (Loss) and

Diluted EPS to Adjusted Net Income and Adjusted Diluted EPS used in providing annual earnings guidance

	Twelve Months Ended
	December 31, 2016		December 31, 2015
	Net Income (in millions)	Diluted EPS	Net Income (in millions)	Diluted EPS
Consolidated as reported	$432	$1.00	$(692)	$(1.61)
Midstream Investments	(121)	(0.28)	1,024	2.38

Utility Operations (1)	311	0.72	332	0.77

Loss on impairment of Midstream Investments:
CenterPoint’s impairment of its investment in Enable (net of taxes of $456)(3)	—	—	769	1.79
CenterPoint’s share of Enable’s impairment of its goodwill and long-lived assets (net of taxes of $233)(3)	—	—	388	0.90

Total loss on impairment	—	—	1,157	2.69

Midstream Investments excluding loss on impairment	121	0.28	133	0.31

Consolidated excluding loss on impairment	432	1.00	465	1.08

Timing effects impacting CES(2):
Mark-to-market (gains) losses (net of taxes of $8 and $2)(3)	13	0.03	(2)	(0.01)
ZENS-related mark-to-market (gains) losses:
Marketable securities (net of taxes of $114 and $33) (3)(4)	(212)	(0.49)	60	0.14
Indexed debt securities (net of taxes of $145 and $26) (3)(5)	268	0.62	(48)	(0.11)

Utility operations earnings on an adjusted guidance basis	$380	$0.88	$342	$0.79

Adjusted net income and adjusted diluted EPS used in providing earnings guidance:
Utility Operations on a guidance basis	$380	$0.88	$342	$0.79
Midstream Investments excluding loss on impairment	121	0.28	133	0.31

Consolidated on a guidance basis	$501	$1.16	$475	$1.10

(1)	CenterPoint earnings excluding Midstream Investments
(2)	Energy Services segment
(3)	Taxes are computed based on the impact removing such item would have on tax expense
(4)	As of May 18, 2016, comprised of Time Warner Inc., Charter Communications, Inc. and Time Inc. Prior to May 18, 2016, comprised of Time Warner Inc., Time Warner Cable Inc. and Time Inc.

Results prior to June 23, 2015 also included AOL Inc.

(5)	2016 includes amount associated with the Charter Communications, Inc. and Time Warner Cable Inc. merger 2015 includes amount associated with Verizon tender offer for AOL, Inc common stock

CenterPoint Energy, Inc. and Subsidiaries Reconciliation of Net Income (Loss) and

Diluted EPS to Adjusted Net Income and Adjusted Diluted EPS used in providing annual earnings guidance

	Quarter Ended
	December 31, 2016		December 31, 2015
	Net Income (in millions)	Diluted EPS	Net Income (in millions)	Diluted EPS
Consolidated as reported	$101	$0.23	$(509)	$(1.18)
Midstream Investments	(25)	(0.06)	589	1.37

Utility Operations (1)	76	0.17	80	0.19

Loss on impairment of Midstream Investments:
CenterPoint’s impairment of its investment in Enable (net of taxes of $362)(3)	—	—	613	1.43
CenterPoint’s share of Enable’s impairment of its goodwill and long-lived assets (net of taxes of $2)(3)	—	—	7	0.01

Total loss on impairment	—	—	620	1.44

Midstream Investments excluding loss on impairment	25	0.06	31	0.07

Consolidated excluding loss on impairment	101	0.23	111	0.26

Timing effects impacting CES(2):
Mark-to-market (gains) losses (net of taxes of $1)(3)	2	0.01	—	—
ZENS-related mark-to-market (gains) losses:
Marketable securities (net of taxes of $49 and $8) (3)(4)	(90)	(0.21)	13	0.03
Indexed debt securities (net of taxes of $55 and $4) (3)	100	0.23	(8)	(0.02)

Utility operations earnings on an adjusted guidance basis	$88	$0.20	$85	$0.20

Adjusted net income and adjusted diluted EPS used in providing earnings guidance:
Utility Operations on a guidance basis	$88	$0.20	$85	$0.20
Midstream Investments excluding loss on impairment	25	0.06	31	0.07

Consolidated on a guidance basis	$113	$0.26	$116	$0.27

(1)	CenterPoint earnings excluding Midstream Investments
(2)	Energy Services segment
(3)	Taxes are computed based on the impact removing such item would have on tax expense
(4)	As of May 18, 2016, comprised of Time Warner Inc., Charter Communications, Inc. and Time Inc. Prior to May 18, 2016, comprised of Time Warner Inc., Time Warner Cable Inc. and Time Inc.

Filing of Form 10-K for CenterPoint Energy, Inc.

Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Annual Report on Form 10-K for the year ended December 31, 2016. A copy of that report is available on the company’s website, under the Investors section. Other filings the company makes with the SEC and certain documents relating to its corporate governance can also be found under the Investors section.

Webcast of Earnings Conference Call

CenterPoint Energy’s management will host an earnings conference call on Tuesday, February 28, 2017, at 10:00 a.m. Central time or 11:00 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call on the company’s website under the Investors section. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the website for at least one year.

CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution and energy services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, and Texas. The company also owns a 54.1 percent limited partner interest in Enable Midstream Partners, a publicly traded master limited partnership it jointly controls with OGE Energy Corp., which owns, operates and develops natural gas and crude oil infrastructure assets. With more than 7,700 employees, CenterPoint Energy and its predecessor companies have been in business for more than 140 years. For more information, visit the website at www.CenterPointEnergy.com.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Any statements in this news release regarding future earnings, and future financial performance and results of operations, including, but not limited to earnings guidance, targeted dividend growth rate and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release. Factors that could affect actual results include (1) state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s businesses (including the businesses of Enable Midstream Partners (Enable Midstream)), including, among others, energy deregulation or re-regulation, pipeline integrity and safety, health care reform, financial reform, tax legislation, and actions regarding the rates charged by CenterPoint Energy’s regulated businesses; (2) state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change; (3) recording of non-cash goodwill, long-lived asset or other than temporary impairment charges by or related to Enable Midstream; (4) timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment; (5) the timing and outcome of any audits, disputes or other proceedings related to taxes; (6) problems with construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates; (7) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the effects of energy efficiency measures and demographic patterns; (8) the timing and extent of changes in commodity prices, particularly natural gas and natural gas liquids, and the effects of geographic and seasonal commodity price differentials, and the impact of commodity changes on producer related activities; (9) weather variations and other natural phenomena, including the impact on operations and capital from severe weather events; (10) any direct or indirect effects on CenterPoint Energy’s facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt its businesses or the businesses of third parties, or other catastrophic events; (11) the impact of unplanned facility outages; (12) timely and appropriate regulatory actions allowing securitization or other recovery of costs associated with any future hurricanes or natural disasters; (13) changes in interest rates or rates of inflation; (14) commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of its financing and refinancing efforts, including availability of funds in the debt capital markets; (15) actions by credit rating agencies; (16) effectiveness of CenterPoint Energy’s risk management activities; (17) inability of various counterparties to meet their obligations; (18) non-payment for services due to financial distress of

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CenterPoint Energy’s and Enable Midstream’s customers; (19) the ability of GenOn Energy, Inc. (formerly known as RRI Energy, Inc.), a wholly owned subsidiary of NRG Energy, Inc., and its subsidiaries to satisfy their obligations to CenterPoint Energy and its subsidiaries; (20) the ability of retail electric providers, and particularly the largest customers of the TDU, to satisfy their obligations to CenterPoint Energy and its subsidiaries; (21) the outcome of litigation; (22) CenterPoint Energy’s ability to control costs, invest planned capital, or execute growth projects; (23) the investment performance of pension and postretirement benefit plans; (24) potential business strategies, including restructurings, joint ventures, and acquisitions or dispositions of assets or businesses, for which no assurance can be given that they will be completed or will provide the anticipated benefits to CenterPoint Energy; (25) acquisition and merger activities and successful integration of such activities, involving CenterPoint Energy or its competitors; (26) the ability to recruit, effectively transition and retain management and key employees and maintain good labor relations; (27) future economic conditions in regional and national markets and their effects on sales, prices and costs; (28) the performance of Enable Midstream, the amount of cash distributions CenterPoint Energy receives from Enable Midstream, and the value of its interest in Enable Midstream, and factors that may have a material impact on such performance, cash distributions and value, including certain of the factors specified above and: (A) the integration of the operations of the businesses contributed to Enable Midstream; (B) the achievement of anticipated operational and commercial synergies and expected growth opportunities, and the successful implementation of Enable Midstream’s business plan; (C) competitive conditions in the midstream industry, and actions taken by Enable Midstream’s customers and competitors, including the extent and timing of the entry of additional competition in the markets served by Enable Midstream; (D) the timing and extent of changes in the supply of natural gas and associated commodity prices, particularly natural gas and natural gas liquids, the competitive effects of the available pipeline capacity in the regions served by Enable Midstream, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on Enable Midstream’s interstate pipelines; (E) the demand for crude oil, natural gas, NGLs and transportation and storage services; (F) changes in tax status; (G) access to growth capital; and (H) the availability and prices of raw materials for current and future construction projects; (29) effective tax rate; (30) the effect of changes in and application of accounting standards and pronouncements; (31) other factors discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.

Use of Non-GAAP Financial Measures by CenterPoint Energy in Providing Guidance

In addition to presenting its financial results in accordance with generally accepted accounting principles (GAAP), including presentation of net income and diluted earnings per share, CenterPoint Energy also provides guidance based on adjusted net income and adjusted diluted earnings per share, which are non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure. CenterPoint Energy’s adjusted net income and adjusted diluted earnings per share calculation excludes from net income and diluted earnings per share, respectively, the impact of ZENS and related securities, mark-to-market gains or losses resulting from the company’s Energy Services business and adjustments for impairment charges. CenterPoint Energy is unable to present a quantitative reconciliation of forward looking adjusted net income and adjusted diluted earnings per share because changes in the value of ZENS and related securities, mark-to-market gains or losses resulting from the company’s Energy Services business and impairment charges are not estimable.

Management evaluates the company’s financial performance in part based on adjusted net income and adjusted diluted earnings per share. We believe that presenting these non-GAAP financial measures enhances an investor’s understanding of CenterPoint Energy’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. The adjustments made in these non-GAAP financial measures exclude items that Management believes does not most accurately reflect the company’s fundamental business performance. These excluded items are reflected in the reconciliation tables of this news release, where applicable. CenterPoint Energy’s adjusted net income and adjusted diluted earnings per share non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, net income and diluted earnings per share, which respectively are the most directly comparable GAAP financial measures. These non-GAAP financial measures also may be different than non-GAAP financial measures used by other companies.

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CenterPoint Energy, Inc. and Subsidiaries

Statements of Consolidated Income

(Millions of Dollars)

(Unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenues:
Utility revenues	$1,437	$1,346	$5,440	$5,448
Non-utility revenues	644	445	2,088	1,938

Total	2,081	1,791	7,528	7,386

Expenses:
Utility natural gas	320	277	983	1,264
Non-utility natural gas	615	415	1,983	1,838
Operation and maintenance	554	542	2,093	2,007
Depreciation and amortization	253	246	1,126	970
Taxes other than income taxes	96	85	384	374

Total	1,838	1,565	6,569	6,453

Operating Income	243	226	959	933

Other Income (Expense):
Gain (loss) on marketable securities	139	(21)	326	(93)
Gain (loss) on indexed debt securities	(155)	12	(413)	74
Interest and other finance charges	(82)	(86)	(338)	(352)
Interest on securitization bonds	(21)	(25)	(91)	(105)
Equity in earnings (losses) of unconsolidated affiliate	44	(934)	208	(1,633)
Other—net	(6)	10	35	46

Total	(81)	(1,044)	(273)	(2,063)

Income (Loss) Before Income Taxes	162	(818)	686	(1,130)
Income Tax Expense (Benefit)	61	(309)	254	(438)

Net Income (Loss)	$101	$(509)	$432	$(692)

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Selected Data From Statements of Consolidated Income

(Millions of Dollars, Except Share and Per Share Amounts)

(Unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Basic Earnings (Loss) Per Common Share	$0.23	$(1.18)	$1.00	$(1.61)

Diluted Earnings (Loss) Per Common Share	$0.23	$(1.18)	$1.00	$(1.61)

Dividends Declared per Common Share	$0.2575	$0.2475	1.0300	$0.9900
Weighted Average Common Shares Outstanding (000):
- Basic	430,682	430,262	430,606	430,180
- Diluted	433,679	430,262	433,603	430,180
Operating Income by Segment
Electric Transmission & Distribution:
TDU	$109	$84	$537	$502
Bond Companies	21	25	91	105

Total Electric Transmission & Distribution	130	109	628	607
Natural Gas Distribution	101	97	303	273
Energy Services	9	13	20	42
Other Operations	3	7	8	11

Total	$243	$226	$959	$933

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Electric Transmission & Distribution
	Quarter Ended			Year Ended
	December 31,		% Diff	December 31,		% Diff
	2016	2015	Fav/(Unfav)	2016	2015	Fav/(Unfav)
Results of Operations:
Revenues:
TDU	$626	$582	8%	$2,507	$2,364	6%
Bond Companies	103	119	(13%)	553	481	15%

Total	729	701	4%	3,060	2,845	8%

Expenses:
Operation and maintenance, excluding Bond Companies	360	356	(1%)	1,355	1,300	(4%)
Depreciation and amortization, excluding Bond Companies	99	87	(14%)	384	340	(13%)
Taxes other than income taxes	58	55	(5%)	231	222	(4%)
Bond Companies	82	94	13%	462	376	(23%)

Total	599	592	(1%)	2,432	2,238	(9%)

Operating Income	$130	$109	19%	$628	$607	3%

Operating Income:
TDU	$109	$84	30%	$537	$502	7%
Bond Companies	21	25	(16%)	91	105	(13%)

Total Segment Operating Income	$130	$109	19%	$628	$607	3%

Electric Transmission & Distribution Operating Data:
Actual MWH Delivered
Residential	6,159,687	5,711,032	8%	29,586,399	28,995,001	2%
Total	19,990,319	18,812,439	6%	86,828,902	84,190,647	3%
Weather (average for service area):
Percentage of 10-year average:
Cooling degree days	200%	118%	82%	112%	101%	11%
Heating degree days	25%	61%	(36%)	61%	102%	(41%)
Number of metered customers—end of period:
Residential	2,129,773	2,079,899	2%	2,129,773	2,079,899	2%
Total	2,403,340	2,348,517	2%	2,403,340	2,348,517	2%

	Natural Gas Distribution
	Quarter Ended			Year Ended
	December 31,		% Diff	December 31,		% Diff
	2016	2015	Fav/(Unfav)	2016	2015	Fav/(Unfav)
Results of Operations:
Revenues	$716	$653	10%	$2,409	$2,632	(8%)
Natural gas	329	283	(16%)	1,008	1,297	22%

Gross Margin	387	370	5%	1,401	1,335	5%

Expenses:
Operation and maintenance	188	187	(1%)	714	697	(2%)
Depreciation and amortization	62	57	(9%)	242	222	(9%)
Taxes other than income taxes	36	29	(24%)	142	143	1%

Total	286	273	(5%)	1,098	1,062	(3%)

Operating Income	$101	$97	4%	$303	$273	11%

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	47	43	9%	152	171	(11%)
Commercial and Industrial	66	66	—	259	262	(1%)

Total Throughput	113	109	4%	411	433	(5%)

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	80%	73%	7%	84%	95%	(11%)
Number of customers—end of period:
Residential	3,183,538	3,149,845	1%	3,183,538	3,149,845	1%
Commercial and Industrial	255,806	253,921	1%	255,806	253,921	1%

Total	3,439,344	3,403,766	1%	3,439,344	3,403,766	1%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Energy Services
	Quarter Ended			Year Ended
	December 31,		% Diff	December 31,		% Diff
	2016	2015	Fav/(Unfav)	2016	2015	Fav/(Unfav)
Results of Operations:
Revenues	$649	$447	45%	$2,099	$1,957	7%
Natural gas	622	422	(47%)	2,011	1,867	(8%)

Gross Margin	27	25	8%	88	90	(2%)

Expenses:
Operation and maintenance	16	10	(60%)	59	42	(40%)
Depreciation and amortization	2	2	—	7	5	(40%)
Taxes other than income taxes	—	—	—	2	1	(100%)

Total	18	12	(50%)	68	48	(42%)

Operating Income	$9	$13	(31%)	$20	$42	(52%)

Mark-to-market gain (loss)	$(3)	$1	(400%)	$(21)	$4	(625%)

Energy Services Operating Data:
Throughput data in BCF	207	159	30%	777	618	26%

Number of customers—end of period	30,332	18,099	68%	30,332	18,099	68%

	Other Operations
	Quarter Ended			Year Ended
	December 31,		% Diff	December 31,		% Diff
	2016	2015	Fav/(Unfav)	2016	2015	Fav/(Unfav)
Results of Operations:
Revenues	$4	$3	33%	$15	$14	7%
Expenses (income)	1	(4)	(125%)	7	3	(133%)

Operating Income	$3	$7	(57%)	$8	$11	(27%)

Capital Expenditures by Segment
(Millions of Dollars)
(Unaudited)

	Quarter Ended			Year Ended
	December 31,			December 31,
	2016	2015		2016	2015
Capital Expenditures by Segment
Electric Transmission & Distribution	$220	$269		$858	$934
Natural Gas Distribution	139	185		510	601
Energy Services	2	1		5	5
Other Operations	17	6		33	35

Total	$378	$461		$1,406	$1,575

Interest Expense Detail
(Millions of Dollars)
(Unaudited)

	Quarter Ended			Year Ended
	December 31,			December 31,
	2016	2015		2016	2015
Interest Expense Detail
Amortization of Deferred Financing Cost	$6	$6		$24	$25
Capitalization of Interest Cost	(3)	(3)		(8)	(10)
Transition and System Restoration Bond Interest Expense	21	25		91	105
Other Interest Expense	79	83		322	337

Total Interest Expense	$103	$111		$429	$457

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	December 31,	December 31,
	2016	2015
ASSETS
Current Assets:
Cash and cash equivalents	$341	$264
Other current assets	2,582	2,425

Total current assets	2,923	2,689

Property, Plant and Equipment, net	12,307	11,537

Other Assets:
Goodwill	862	840
Regulatory assets	2,677	3,129
Investment in unconsolidated affiliate	2,505	2,594
Preferred units – unconsolidated affiliate	363	—
Other non-current assets	192	501

Total other assets	6,599	7,064

Total Assets	$21,829	$21,290

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$35	$40
Current portion of securitization bonds long-term debt	411	391
Indexed debt	114	145
Current portion of other long-term debt	500	328
Other current liabilities	2,020	1,554

Total current liabilities	3,080	2,458

Other Liabilities:
Accumulated deferred income taxes, net	5,263	5,047
Regulatory liabilities	1,298	1,276
Other non-current liabilities	1,196	1,182

Total other liabilities	7,757	7,505

Long-term Debt:
Securitization bonds	1,867	2,276
Other	5,665	5,590

Total long-term debt	7,532	7,866

Shareholders’ Equity	3,460	3,461

Total Liabilities and Shareholders’ Equity	$21,829	$21,290

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Statements of Consolidated Cash Flows

(Millions of Dollars)

(Unaudited)

	Year Ended December 31,
	2016	2015
Cash Flows from Operating Activities:
Net income (loss)	$432	$(692)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,152	997
Deferred income taxes	213	(413)
Write-down of natural gas inventory	1	4
Equity in (earnings) losses of unconsolidated affiliate, net of distributions	(208)	1,779
Changes in net regulatory assets	(60)	63
Changes in other assets and liabilities	353	105
Other, net	45	22

Net Cash Provided by Operating Activities	1,928	1,865
Net Cash Used in Investing Activities	(1,046)	(1,387)
Net Cash Used in Financing Activities	(805)	(512)

Net Increase (Decrease) in Cash and Cash Equivalents	77	(34)
Cash and Cash Equivalents at Beginning of Period	264	298

Cash and Cash Equivalents at End of Period	$341	$264

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.